Exhibit 10.1

VIASPACE INC.
2006 NON-EMPLOYEE DIRECTOR OPTION PROGRAM

ARTICLE I
ESTABLISHMENT AND PURPOSE OF THE PROGRAM

1.01 Establishment of Program

The VIASPACE Inc. 2006 Non-Employee Director Option Program (the “Program”) is replacing the VIASPACE Inc. 2005 Non-Employee Director Option Program adopted pursuant to the VIASPACE Inc. 2005 Stock Incentive Plan (the “Plan”) that was effective October 20, 2005 and, in addition to the terms and conditions set forth below, is subject to the provisions of the Plan.

1.02 Purpose of Program

The purpose of the Program is to enhance the ability of the Company to attract and retain directors who are not Employees (“Non-Employee Directors”) through a program of automatic Option grants. Non-Employee Directors may also be granted other awards, as referred to in the Plan, by the Board of Directors (the “Board”) in its discretion as Administrator of the Plan.

1.03 Effective Date of the Program

The Program is effective as of February 13, 2006 (the “Effective Date”).

ARTICLE II
DEFINITIONS

Capitalized terms in this Program, unless otherwise defined herein, have the meaning given to them in the Plan.

ARTICLE III
OPTION TERMS

3.01 Date of Grant and Number of Shares

A Non-Qualified Stock Option to purchase 125,000 shares of Common Stock (or such other number of shares determined by the Board in its discretion as Administrator of the Plan) shall be granted (the “Initial Grant”) to each Non-Employee Director upon the date that each such Non-Employee Director is elected or appointed to the Board (or such other date as determined by the Board in its discretion as Administrator of the Plan).
In addition, on the first business day of each fiscal year, commencing with the fiscal year beginning January 1, 2007, each Non-Employee Director who continues as a Non-Employee Director following such annual meeting shall be granted a Non-Qualified Stock Option to purchase 50,000 shares of Common Stock (or such other number of shares determined by the Board in its discretion as Administrator of the Plan) (a “Subsequent Grant”); provided that no Subsequent Grant shall be made to any Non-Employee Director who has not served as a director of the Company, as of the time of such annual meeting, for at least six (6) months. Each such Subsequent Grant shall be made on the date of the annual stockholders’ meeting in question.

Further, the Board in its discretion as Administrator of the Plan may make additional grants of Non-Qualified Stock Options to Non-Employee Directors at any time.

3.02 Vesting

Unless otherwise specified by the Board with regard to a specific grant, each Option under the Program shall normally vest and become exercisable as to one-quarter (1/4) of the shares of Common Stock subject to the Option at the end of the first full fiscal quarter for which the Non-Employee Director served as a director of the Company and an additional one-quarter (1/4) of the shares of Common Stock subject to the Option shall vest at the end of each subsequent full fiscal quarter for which the Non-Employee Director served as a director of the Company thereafter, such that the Option will be fully exercisable four full fiscal quarters after its date of grant.

3.03 Exercise Price

The exercise price per share of Common Stock of each Initial Grant and Subsequent Grant shall be one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

3.04 Corporate Transaction/Change in Control

(a) In the event of a Corporate Transaction, each Option which is at the time outstanding under the Program automatically shall become fully vested and exercisable immediately prior to the effective date of such Corporate Transaction. Effective upon the consummation of the Corporate Transaction, all outstanding Options under the Program shall terminate. However, all such Options shall not terminate if the Options are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

(b) In the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Option which is at the time outstanding under the Program automatically shall become fully vested and exercisable, immediately prior to the specified effective date of such Change in Control. Each such Option shall remain so exercisable until the expiration or sooner termination of the applicable Option term.

3.05 Other Terms

The Administrator shall determine the remaining terms and conditions of the Options awarded under the Program.